EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-85972, 33-85956, 33-79176, 33-71772,
333-3236, and 333-3066.


                                       ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
March 22, 2000